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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  April 15, 1997



                             AMERICO LIFE, INC.
           (Exact name of registrant as specified in its charter)



    MISSOURI                      33-64820                       43-1627599
(State or other           (Commission file number)             (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                       Number)




                   1055 Broadway, Kansas City, Missouri  64105
                    (Address of principal executive offices)


                                 (816) 391-2000
              (Registrant's telephone number, including area code)



          (Former name of former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On April 15, 1997 (the "Closing Date"), Great Southern Life Insurance Company ("Great Southern"), a wholly-owned subsidiary of Americo Life, Inc. ("Americo or " the Company"), acquired all of the outstanding common stock of The Ohio State Life Insurance Company ("Ohio State") and Investors Guaranty Life Insurance Company ("IGL") from Farmers Group, Inc. ("Farmers") pursuant to a stock purchase agreement dated January 21, 1997. The purchase price was approximately $340,000,000.

Ohio State is an Ohio domiciled life insurance company and IGL is a California domiciled life insurance company. Both companies operate from leased office space in Columbus, Ohio. Ohio State and IGL had total combined assets of approximately $1,100,000,000 at December 31, 1996. Ohio State and IGL had combined revenues and income before income taxes for the year ended December 31, 1996 of approximately $154,000,000 and $30,000,000, respectively.

Immediately prior to being acquired by Great Southern, Ohio State and IGL sold all of their investments in mortgage loans, real estate and joint ventures to Farmers for cash consideration equal to their March 31, 1997 statutory book values. Immediately following the acquisition, Ohio State and IGL sold all of their investments in common stock and preferred stock to Farmers at market values determined as of the Closing Date.

On April 16, 1997, Ohio State and IGL entered into separate coinsurance agreements to reinsure 100% of their insurance liabilities to an unaffiliated insurance company (the "Reinsurer") in exchange for a ceding commission of $133,000,000. On the same day, the Reinsurer and Great Southern entered into a modified coinsurance agreement under which the Reinsurer ceded certain risks on a 70% quota share basis on the same insurance liabilities to Great Southern. Under the coinsurance treaty, the assets supporting the insurance liabilities are retained by the Reinsurer in an escrow account for the benefit of Great Southern. The Reinsurer will receive 100% of the statutory profits from the reinsured policies until the Reinsurer has recovered the initial ceding commission. After that time, the Reinsurer will receive 30% of the statutory profits from the reinsured policies.

The acquisition will be accounted for using the purchase method of accounting. The direct policy liabilities will be recorded on the Company's consolidated balance sheet. The assets retained by the Reinsurer will be included on the Company's consolidated balance sheet as a receivable from the Reinsurer. The Company will record 70% of the earnings which will emerge from the reinsured business.

The acquisition of Ohio State and IGL was funded by internal funds and the proceeds of a $240,000,000 repurchase agreement. Upon receipt of the $133,000,000 ceding commission from the Reinsurer, Ohio State and IGL paid dividends totalling $200,000,000 to Great Southern. The repurchase agreement was substantially closed out on April 18, 1997.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired

It is impracticable to provide the required financial statements at this time. As permitted by the instructions to Item 7(a)(4) of Form 8-K, the Company is not filing such information at this time. The Company expects the financial statements to be available and filed within the next sixty days.


(b)  Pro Forma Financial Information

It is impracticable to provide the required pro forma financial information at this time. As permitted by the instructions to Item 7(a)(4) of Form 8-K, the Company is not filing such information at this time. The Company expects the pro forma financial information to be available and filed within the next sixty days.


(c)  Exhibits

2.1(a) Stock Purchase Agreement dated January 21, 1997 between Great Southern Life Insurance Company and Farmers Group, Inc. (1)

2.1(b) Amendment No. 1 to the Stock Purchase Agreement dated April 15, 1997 by and between Farmers Group, Inc. and Great Southern Life Insurance Company.

2.1(c) Form of Automatic Coinsurance Reinsurance Agreement entered into between The Ohio State Life Insurance Company and Employers Reassurance Corporation. (1)

2.1(d) Form of Automatic Coinsurance Reinsurance Agreement entered into between Investors Guaranty Life Insurance Company and Employers Reassurance Corporation.(1)

2.1(e) Modified Coinsurance Retrocession Agreement (Ohio State Life Business) between Great Southern Life Insurance Company and Employers Reassurance Corporation. (1)

2.1(f) Modified Coinsurance Retrocession Agreement (Investors Guaranty Life Business) between Great Southern Life Insurance Company and Employers Reassurance Corporation. (1)

2.1(g) Escrow Agreement (Ohio State Life/Investors Guaranty Life Business) between Great Southern Life Insurance Company and Employers Reassurance Corporation. (1)

2.1(h) Investment Management Agreement (Ohio State Life Business) between Americo Life, Inc. and Employers Reassurance Corporation. (1)


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(c)   Exhibits (continued)

2.1(i) Investment Management Agreement (Investors Guaranty Life Business) between Americo Life, Inc. and Employers Reassurance Corporation. (1)

(1)  Incorporated by reference from the Company's December 31, 1996 Form 10-K.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              AMERICO LIFE, INC.

                              By: /s/  Gary E. Jenkins
                              Name:   Gary E. Jenkins
                              Title:  Sr. Vice President,
                                      Chief Financial Officer and Treasurer
                                      (Principal Financial Officer and
                                       Principal Accounting Officer)

Date: April 29, 1997